UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

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Supreme Hospitality

Name of the Registrant as Specified In Its Charter

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

........................................................................................

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

        ........................................................................................

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ........................................................................................

Proposed maximum aggregate value of transaction:

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Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Filing Party:

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Date Filed:  July 22, 2002

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Table of Contents

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	4
PROXY STATEMENT	5
INDEPENDENT AUDITORS	6
VOTING SECURITIES AND SECURITY OWNERSHIPOF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
RECENT DEVELOPMENTS	7
OTHER EVENTS AND REGULATION FD DISCLOSURE	8
PROPOSAL I	8
PROPOSAL II	9
PROPOSAL III	11
Proxy for Annual Meeting of Shareholders	12
Exhibit 1	Ex 13
Exhibit 2	Ex 14
Exhibit 3	Ex 15
Exhibit 4	Ex 16

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SUPREME HOSPITALITY

5065 Westheimer, #840

Galleria Financial Center

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on August 19, 2002

To the Shareholders of

SUPREME HOSPITALITY

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SUPREME HOSPITALITY (the "Company") will be held at 5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas 77056 on Monday, August 19, 2002, at 1:00 p.m., local time, for the following purposes:

1.

To elect three Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified;

2.

To vote on the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50 million to 100 million;

3.

To vote on the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Preferred Stock from 1 million to 5 million;

4.

To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on July 1, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders,

By order of the Board of Directors

Thomas John Cloud

President

Houston, Texas

August 8, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

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SUPREME HOSPITALITY

5065 Westheimer, #840

Galleria Financial Center

Houston, Texas 77056

PROXY STATEMENT

FOR

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on August 19, 2002

This proxy statement and the accompanying form of proxy were mailed on or about August 8, 2002 to the stockholders of record on July 1, 2002 of SUPREME HOSPITALITY (the "Company"), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at 1:00 p.m., local time, on Monday, August 19, 2002, at 5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas 77056, and at any adjournment thereof (the “Meeting”). The most recent Annual Report (10-KSB), the most recent Quarterly Report and the 8-K Reports filed for 2002 are being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting.

Proposals By Stockholders Must

Be Received Pursuant To This Section

Any and all proposals of security holders intended to be presented at the next annual meeting of the Company, must be received by the Company at its principal executive offices located at 5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas 77056, on or prior to October 7, 2002.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

Shares of the Company's common stock, par value $.0001 per share (the "Common Stock") represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR (i) the election of the three (3) persons nominated by the Board of Directors as Directors; (ii) the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50 million to 100 million; and (iii) the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Preferred Stock from 1 million to 5 million.

Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Supreme Hospitality, 5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas 77056, Attention: Secretary, at or before the taking of the vote at the Annual Meeting on August 19, 2002.  An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the Directors.  To approve Proposal’s II & III, an affirmative vote of a majority of the votes cast is required.   A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.  A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

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INDEPENDENT AUDITORS

The Board of Directors has retained the firm of Clyde Bailey, P.C., independent certified public accountant, to serve as auditor for the fiscal year ending December 31, 2002.  Braverman & Company, P.C., the independent accountant who had been engaged by Supreme Hospitality as the principal accountants to audit the company's consolidated financial statements, was dismissed effective November 21, 2001.  On November 28, 2001, the Company engaged Clyde Bailey, P.C. as the Company's new principal independent accountant to audit the Company's consolidated financial statements for the year ending December 31, 2001.  It is expected that Mr. Bailey will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

The decision to change the Company's independent accountants from Braverman & Company, P.C to Clyde Bailey, P.C. was recommended by the Board of Directors and approved by the Company's Board of Directors.

The reports of Braverman & Company, P.C, on the financial statements of the Company for the year ended December 31, 2000 and during the interim period of three months beginning March 1, 2001 and ending June 30, 2001 did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the three month interim period, beginning March 1, 2001 and ending June 30, 2001, and through the date of dismissal of. Braverman & Company, P.C, the Company did not have any disagreements with Braverman & Company, P.C, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Braverman & Company, P.C would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Fees

The following table sets forth the fees billed by the Company's independent auditor to the Company during the fiscal year ended December 31, 2001:

Fee	Amount
Audit Fee	$8,700
Financial Information Systems Design And Implementation Fees	0
All Other Fees
Audit Related Services	0
All Other Non-Audit Services	0
Total Other Fee	0

The Board of Directors has advised the Company that in its opinion the non-audit services rendered by Clyde Bailey, P.C. during the most recent fiscal year are compatible with maintaining their independence.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The securities entitled to vote at the meeting are the Company's Common Stock, $.0001 par value per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. The close of business on July 1, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, 8,547,000 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.  Pursuant to the rules of the Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group, which may be exercised within 60 days of the Record Date ("presently exercisable stock options").

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The following table sets forth certain information as of July 1, 2002 with respect to the beneficial ownership of Common Stock held by (i) each person known by the Company to be the owner of 5% or more of the outstanding

Common Stock; (ii) by each Director; and (iii) by all Officers and Directors for the previous year as a group.  Each named beneficial owner has sole voting and investment power with respect to the shares of Common Stock listed:

Title Of Class	Name & Address Of Beneficial Owner	Amount & Nature Of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	United Managers Group, Inc. 12001 Network Building F, Suite 200 San Antonio, Texas 78249	5,710,000	67%
Common Stock	AmeriFinancial Group, Inc. 5065 Westheimer, #840 Galleria Financial Center Houston, Texas 77056	750,000	9%
Common Stock	Business Venture Quest, Inc. 1800 E. Sahara Ave., Suite 107 Las Vegas, NV 89104	410,000	5%

(1)  All of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)  The "Percentage Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of the total outstanding shares of Common Stock of the Company.

RECENT DEVELOPMENTS

At a Board of Directors meeting on March 22, 2002, Mr. Larry W. Lang, the sole director of the Company at that time, stated that on February 15, 2002, the hotel received a notice of default from the Valley Independent Bank, the first lien holder on the hotel.  The reason for the default being the hotel was one month behind on their loan payment and also delinquent on their back taxes due the county.  Mr. Lang noted this was one of the banks that had previously stated to the Company’s auditor they would not take this action as a result of the delinquent taxes.  This filing of the default by the Valley Independent Bank subsequently caused the second lien holder, Temecula Valley Bank, and the third lien holder, Donald Coop, to file notices of default.

At this time Mr. Lang went on to say that the revenues for the hotel have been significantly reduced since the September 11 tragedy.  Mr. Lang stated he has reviewed all options of raising capital to pay off these defaults, but he hasn’t been able to find sufficient capital.  He feels the only option is to sell the hotel.

After discussion the Board unanimously agreed:

A.

To grant Mr. Lang the right to sell the hotel and its assets for a significant amount so as to leave no debt for the Company.

B.

To allow Mr. Lang to return the 292,000 common shares of Supreme Hospitality stock previously approved by the Board of Directors November 27, 2001.  In return for the stock, the Company agrees to pay Mr. Lang the $611,741.39 for the total debt and accrued interest Supreme Hospitality owes Mr. Lang, individual, and Lang Construction & Development, Inc. owned by Larry W. Lang.  In addition to the $611,741.39, the Company agrees to pay any additional funds owed to Mr. Lang from the proceeds of the sell of the hotel.

On June 5, 2002, the Company filed an 8-K Report stating the following:

 CHANGES IN CONTROL OF REGISTRANT

On May 28, 2002 United Managers Group, Inc. and Texas corporation; whose address is Galleria Financial Center, 5056 Westheimer, Suite, 840 Houston, Texas 77056, purchased 3,000,000 common shares from Ms. Louise Davis and an additional 2,710,000 common shares from Mr. Harrel Davis for a cost of $150,000.00 total.  The 5,710,000 common shares represent 67% of the outstanding 8,547,000 common shares.

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OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 29, 2002 Mr. Larry W. Lang Director of Supreme Hospitality and without any disagreement with the Company appointed Thomas John Cloud, Jr. and Robert Joseph Wilson as incoming Directors of Supreme Hospitality and Mr. Lang resigned as Director of Supreme Hospitality.  Mr. Lang also resigned his positions as President, Secretary and Treasurer of the corporation.  The new Board then elected Mr. Thomas John Cloud, Jr. as President and CEO of the Corporation and Mr. Robert Joseph Wilson as Secretary/Treasurer and CFO of the Corporation.

On July 8, 2002, the President, Mr. Thomas Cloud, Jr., called a special meeting of the Board of Directors to complete the terms of the Purchase Agreement for common shares of stock dated May 28th, 2002.  In keeping with this agreement, this Board of Directors agrees to transfer 100% ownership of the Temecula Valley Inn, Inc., which includes the Temecula Valley Inn (the “Hotel”), to Harrel and Louise Davis, therein removing the sole assets with its liabilities from the holding company, Supreme Hospitality.

Upon motion duly made, seconded and carried, the following resolutions were adopted:

RESOLVED that the Board of Directors will instruct the President to, as soon as practicable, transfer to Harrel and Louise Davis 100% of Temecula Valley Inn, Inc.

PROPOSAL I

ELECTION OF DIRECTORS

NOMINEES

The Board of Directors currently consists of two members elected for the remainder of a term of one year and until their successors are duly elected and qualified.  Thomas John Cloud and Robert Joseph Wilson are directors whose terms expire at this Annual Meeting of Stockholders and are nominees for re-election as directors of the Company.

The Board of Directors has nominated and recommended that Thomas John Cloud and Robert Joseph Wilson, who are currently members of the Board of Directors, be elected as directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2003 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors has also nominated and recommended Bruce C. Culver, be elected as director, to hold office until the Annual Meeting of Stockholders to be held in the year 2003 or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE "FOR" ALL THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the Meeting, their ages, the positions currently held by the nominees with the Company and the year each nominee's term will expire:

Nominee’s Name and Year First Became a Director	Age	Position (s) with the Company	Year Term Will Expire
Thomas John Cloud 2002	38	Chief Executive Officer, President and Director	2003
Robert Joseph Wilson 2002	46	Chief Financial Officer, Secretary, Treasurer and Director	2003
Bruce C. Culver	50	Independent Director	2003

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Thomas John Cloud has served as Chief Executive Officer, President and Director of this Company since May of 2002.  Prior to that date, Mr. Cloud served as President of Oxford Financial Group from 1996 until the change-of-control with Oxford Representatives Group was completed in 2000.  He holds Series 7, 63 and 24 licenses (as a

General Securities Principal), and managed the Houston office of Oxford Financial for the past 4 years, with his prime duty being the advancement of the broker-dealer.  Under his leadership, Oxford grew from 25 brokers to about 50 just before the acquisition by ORG.  Mr. Cloud had started his career as a stockbroker back in 1989 with another Houston firm, a few years after his graduation in 1988 from Southwest Texas State University, with a degree in Public Speaking.  From 1990 until 1996 Mr. Cloud worked with several Investment Banking firms as an advisor.

Robert Joseph Wilson has served as Chief Financial Officer, Secretary/Treasurer and Director of this Company since May of 2002.  Prior to joining the Company, Mr. Wilson had been in the securities industry for more than 17 years working with both small and large securities brokerage firms and investment advisors.  Mr. Wilson is a CPA and was an auditor with Price Waterhouse prior to working in the operations department at Texas First Securities.  He subsequently worked at Kemper Securities (formerly Underwood Neuhaus) a regional investment-banking firm, in the Compliance and Internal Audit Department.  Mr. Wilson founded his own accounting and consulting firm providing financial and compliance services to small and regional investment brokerage firms.  He served as President of Mitchell Rotan, a local investment-banking firm, from 1995-1999, where he helped structure various private placements and syndicate underwritings.  He has been a member of the NASD Board of Arbitrators since 1990.  He also served on the Securities and Capital Markets Committee of the Texas Society of CPAs and was a member of the American Association of Certified Public Accountants.  He has passed qualifications to be registered by the NASD with a Series 7, 24, 27, 53 and 63 Securities License’s.

Bruce C. Culver has participated on the Board of Directors for Diamond C. Stables & Ranch since 2001.  Mr. Culver is also presently the President of Speedway Erection Service Company, a position he has held since 1983.  Additionally, Mr. Culver has served on the Board of Directors of System Builders Association, Erectors Division.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

There was no compensation paid to any director or officers during the fiscal year ended December 31, 2001.

Board Meetings, Committees, and Compensation

The Board of Directors met 2 times during the fiscal year ended December 31, 2001.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors.  The Company does not pay its Directors for their attendance at meetings of the Board of Directors and committee meetings. The Company does not have standing audit, nominating, nor compensation committees of the Board of Directors, nor any other such committee performing similar functions.

PROPOSAL II

TO AMEND THE COMPANY'S CERTIFICATE

OF INCORPORATION TO INCREASE THE NUMBER

OF AUTHORIZED SHARES OF THE COMPANY'S

COMMON STOCK FROM 50 MILLION TO 100 MILLION.

The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to effect an increase in the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 shares.

The Company desires to aggressively pursue business acquisitions and opportunities, which may include the issuance of additional shares of Common Stock and the expenditure of capital. The Company may require additional capital to sustain operations and for potential acquisitions. The Board of Directors anticipates it will investigate and consider acquisitions, joint venture and similar transactions, which may involve a broad range of financial arrangements. The Board of Directors believes that situations will arise where it is necessary or advantageous to accept additional equity investment through the sale of Common Stock. Additionally, the Board believes that the

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issuance of shares to effect an acquisition, instead of the payment of the Company's operating revenues is in the best interests of the Company.

The additional shares of Common Stock being authorized by the Amendment would enable the Company to proceed with financing and acquisition opportunities without the delay and expense associated with the holding of a special meeting or soliciting the consent or approval of stockholders as required by any regulatory authority.

The Company has no current plans, or commitments for the issuance of any Common Stock, except as described herein. However, the Board may consider transactions involving the sale or issuance of Common Stock. Accordingly, the Board of Directors considers it desirable to have additional shares of Common Stock available to provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise.

The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholders of record owning approximately 81% of such shares outstanding on the record date have agreed to vote in favor of approval of this proposal.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL NO. II TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

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PROPOSAL III

TO AMEND THE COMPANY'S CERTIFICATE

OF INCORPORATION TO INCREASE THE NUMBER

OF AUTHORIZED SHARES OF THE COMPANY'S

PREFERRED STOCK FROM 1 MILLION TO 5 MILLION.

The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to effect an increase in the authorized number of shares of Preferred Stock from 1,000,000 to 5,000,000 shares.

The Company desires to aggressively pursue business acquisitions and opportunities, which may include the issuance of additional shares of Preferred Stock and the expenditure of capital. The Company may require additional capital to sustain operations and for potential acquisitions. The Board of Directors anticipates it will investigate and consider acquisitions, joint venture and similar transactions, which may involve a broad range of financial arrangements. The Board of Directors believes that situations will arise where it is necessary or advantageous to accept additional equity investment through the sale of Preferred Stock. Additionally, the Board believes that the issuance of shares to effect an acquisition, instead of the payment of the Company's operating revenues is in the best interests of the Company.

The additional shares of Preferred Stock being authorized by the Amendment would enable the Company to proceed with financing and acquisition opportunities without the delay and expense associated with the holding of a special meeting or soliciting the consent or approval of stockholders as required by any regulatory authority.

The Company has no current plans, or commitments for the issuance of any Preferred Stock, except as described herein. However, the Board may consider transactions involving the sale or issuance of Preferred Stock. Accordingly, the Board of Directors considers it desirable to have additional shares of Preferred Stock available to provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise.

The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholders of record owning approximately 81% of such shares outstanding on the record date have agreed to vote in favor of approval of this proposal.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL NO. III TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

VII. OTHER BUSINESS

As of the date of this proxy statement, the only business that the Board of Directors intends to present and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or manners are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such manners in accordance with their judgment.

By Order of the Board of Directors,

Thomas John Cloud

President

Houston, Texas

August 8, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

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Proxy for Annual Meeting of Shareholders

of

SUPREME HOSPITALITY

This PROXY is solicited by the management of the Company.

The undersigned shareholder of SUPREME HOSPITALITY, a Nevada corporation, (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 8, 2002, and hereby appoints Thomas John Cloud and Robert Joseph Wilson, and each of them, proxies and attorneys-in fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas 77056 on Monday, August 19, 2002, at 1:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" THE PROPOSAL IN ITEM 2 & 3.

 1.

To elect three members to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified,

Nominees: (01) Thomas John Cloud, (02) Robert Joseph Wilson and

(03) Bruce C. Culver

                     FOR

WITHHOLD

FOR ALL

TO WITHHOLD A NOMONEE,

                     ALL

 ALL

EXECPT

MARK “FOR ALL EXCEPT”

                    NOMINEES

 NOMINEES

AND WRITE THE NUMBER OF

THE NOMINEE (S) BELOW.

 [     ]

[     ]

[     ]

2.

To vote on the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50 million to 100 million,

FOR

AGAINST

ABSTAIN

[  ]

[  ]

[  ]

3.

To vote on the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Preferred Stock from 1 million to 5 million.

FOR

AGAINST

ABSTAIN

[  ]

[  ]

[  ]

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Date

Date

Signature 1

Signature 2 (Joint Owner)

Printed Name

Printed Name